                                     BY-LAWS

                   THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY

                               ST. PAUL, MINNESOTA














                                                     As Amended by Resolution of
                                                     the Board of Trustees
                                                     July 22, 1994

                                     BY-LAWS
                   THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY
                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I.  MEMBERS
     Section 1.  Regular Annual Meetings . . . . . . . . . . . . . . . . . . 1
     Section 2.  Special Meetings. . . . . . . . . . . . . . . . . . . . . . 1
     Section 3.  Number of Votes . . . . . . . . . . . . . . . . . . . . . . 2
     Section 4.  Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 5.  Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 6.  Presiding Officer and Recording
                   of Minutes. . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE II.  BOARD OF TRUSTEES
     Section 1.  Composition of the Board of Trustees. . . . . . . . . . . . 3
          (a)  Number of Trustees. . . . . . . . . . . . . . . . . . . . . . 3
          (b)  Qualifications. . . . . . . . . . . . . . . . . . . . . . . . 4
          (c)  Election. . . . . . . . . . . . . . . . . . . . . . . . . . . 4
          (d)  Term of Office of Elected Trustee . . . . . . . . . . . . . . 4
          (e)  Appointment by the Board  . . . . . . . . . . . . . . . . . . 5
     Section 2.  Meetings of the Board . . . . . . . . . . . . . . . . . . . 5
          (a)  Place of Meetings . . . . . . . . . . . . . . . . . . . . . . 5
          (b)  Regular Meetings. . . . . . . . . . . . . . . . . . . . . . . 5
          (c)  Special Meetings. . . . . . . . . . . . . . . . . . . . . . . 6
          (d)  Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
          (e)  Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          (f)  Action without Meeting. . . . . . . . . . . . . . . . . . . . 7
     Section 3.  Removal . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 4.  Chair of the Board. . . . . . . . . . . . . . . . . . . . . 8
     Section 5.  Compensation. . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE III.  COMMITTEES OF THE BOARD
     Section 1.  Standing and Other Committees
                   of the Board. . . . . . . . . . . . . . . . . . . . . . . 9
          (a)  Creation of Committees. . . . . . . . . . . . . . . . . . . . 9
          (b)  Appointments. . . . . . . . . . . . . . . . . . . . . . . . . 9
          (c)  Qualifications. . . . . . . . . . . . . . . . . . . . . . . . 9
          (d)  Committee Chairs. . . . . . . . . . . . . . . . . . . . . . .10
          (e)  Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . .10
          (f)  Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . .10
          (g)  Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . .11
          (h)  Minutes and Reports . . . . . . . . . . . . . . . . . . . . .11
     Section 2.  Audit Committee . . . . . . . . . . . . . . . . . . . . . .11
     Section 3.  Corporate Governance and Public . . . . . . . . . . . . . .
                   Affairs Committee . . . . . . . . . . . . . . . . . . . .12
     Section 4.  Executive Committee . . . . . . . . . . . . . . . . . . . .14
     Section 5.  Investment Committee. . . . . . . . . . . . . . . . . . . .14
     Section 6.  Personnel and Compensation Committee. . . . . . . . . . . .15

ARTICLE IV.  OFFICERS                                                      Page
                                                                           ----
     Section 1.  Number. . . . . . . . . . . . . . . . . . . . . . . . . . .17
     Section 2.  Election. . . . . . . . . . . . . . . . . . . . . . . . . .17
     Section 3.  Term of Office. . . . . . . . . . . . . . . . . . . . . . .17
     Section 4.  Removal . . . . . . . . . . . . . . . . . . . . . . . . . .18
     Section 5.  Vacancies . . . . . . . . . . . . . . . . . . . . . . . . .18
     Section 6.  Duties of Officers. . . . . . . . . . . . . . . . . . . . .18
          (a)  Chief Executive Officer . . . . . . . . . . . . . . . . . . .18
          (b)  President . . . . . . . . . . . . . . . . . . . . . . . . . .18
          (c)  Vice Presidents . . . . . . . . . . . . . . . . . . . . . . .19
          (d)  Secretary . . . . . . . . . . . . . . . . . . . . . . . . . .19
          (e)  Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . .20
          (f)  Controller. . . . . . . . . . . . . . . . . . . . . . . . . .20
          (g)  Actuary . . . . . . . . . . . . . . . . . . . . . . . . . . .20
          (h)  Other Officers. . . . . . . . . . . . . . . . . . . . . . . .20
     Section 7.  Absence or Disability . . . . . . . . . . . . . . . . . . .21

ARTICLE V.  DISPOSITION OF FUNDS AND INVESTMENTS
     Section 1.  Fund and Investments. . . . . . . . . . . . . . . . . . . .21
     Section 2.  Deposits. . . . . . . . . . . . . . . . . . . . . . . . . .21

ARTICLE VI.  INDEMNIFICATION
     Section 1.  Trustees and Officers . . . . . . . . . . . . . . . . . .  22
     Section 2.  Employees and Agents. . . . . . . . . . . . . . . . . . . .23
     Section 3.  Insurance . . . . . . . . . . . . . . . . . . . . . . . .  24
     Section 4.  Other Indemnification Permitted . . . . . . . . . . . . . .24

ARTICLE VII.  CORPORATE SEAL . . . . . . . . . . . . . . . . . . . . . . . .24

ARTICLE VIII.  AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . .  25

                                     BY-LAWS

                                       OF

                   THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY

                               ST. PAUL, MINNESOTA

                            AS AMENDED BY RESOLUTION

                            OF THE BOARD OF TRUSTEES

                                  JULY 22, 1994

                                    ARTICLE I
                                     MEMBERS

     Section 1. REGULAR ANNUAL MEETINGS. The regular annual meeting of members shall be held at three o'clock in the afternoon of the first Tuesday in March of each year, at the Home Office of the Company, as required by Article VIII of the Articles of Re-incorporation. Notice of the meeting shall be as prescribed in
Section 61A.32 of Minnesota Statutes, as amended from time to time.

     Section 2. SPECIAL MEETINGS. A special meeting of the members may be called at any time by the Board of Trustees or by the joint action of either the Chair of the Board or the Chief Executive Officer and not less than three other Trustees. The Secretary shall give notice of the special meeting by causing to be mailed to each member, at the member's address then appearing on the books of the Company, a notice of the time, place and purpose of the meeting at least thirty days before the date set for the meeting.

     Section 3. NUMBER OF VOTES. At each meeting of the members, every person insured by this Company will be a member entitled to one vote, and one additional vote for each one thousand dollars of insurance in excess of the first one thousand dollars, subject to a maximum of one hundred votes; provided, however, that, in the case of group insurance, voting rights shall be determined by Section 61A.32 of Minnesota Statutes, as amended from time to time. The Company has no cumulative voting.

     Section 4. PROXIES. Any member may vote by proxy at any meeting of members. To be valid, the proxy appointment must be in writing and must be filed with, and received by, the Secretary at the Home Office of the Company at least five days before the meeting at which it is to be used, exclusive of the day of the meeting, but inclusive of the day of receipt and filing of the proxy. A proxy appointment may be for a specified period of time or may provide that it will be in effect until revoked. A proxy may be revoked by a member at any time by written notice to the Secretary, or by executing a new proxy appointment and filing it as required herein, or by personally appearing and exercising his or her rights as a member at any meeting of the members.

     Section 5. QUORUM. Insurance of an amount not less than One Hundred Million Dollars, represented in person or by proxy, or partly in person and partly by proxy, shall constitute a quorum at any regular or special meeting of members. In the absence of a quorum, those members present may adjourn the meeting from time to time until a quorum shall be present. If a quorum is present when a duly called or held meeting is convened, the members present may continue to transact business until adjournment, even though member(s) may have left the meeting so that less than a quorum is present at the meeting.

     Section 6. PRESIDING OFFICER AND RECORDING OF MINUTES. Meetings of the members shall be presided over by the Chair of the Board, if present, otherwise by the Chief Executive Officer, if present, otherwise by the President, if present, otherwise by a Vice President; provided that if none of those designated are present, then by a chair to be chosen by a majority of the members who are present in person or by proxy. The Secretary, if present, otherwise an Assistant Secretary, shall record the minutes of every meeting; provided that if none of those designated are present, then a person to record the minutes of that meeting shall be chosen by a majority of the members who are present in person or by proxy.


                                   ARTICLE II
                                BOARD OF TRUSTEES

     Section 1. COMPOSITION OF THE BOARD OF TRUSTEES. The composition of the Board of Trustees shall be as follows:

     (a) NUMBER OF TRUSTEES. The property, affairs and business of the Company shall be managed by a Board of Trustees which shall consist of not fewer than five (as required by

Article VI of the Articles of Re-incorporation) or more than sixteen persons, the number of which for each year shall be determined by the members at their regular annual meeting. The person or persons who hold the offices of Chief Executive Officer and President shall, without the necessity of election, be Trustees by virtue of the office.

     (b) QUALIFICATIONS. Trustees need not be members of the Company, nor residents or citizens of Minnesota. Additional qualifications for initial or continued Board membership may be prescribed from time to time by the Board.

     (c) ELECTION. Except as otherwise provided in these By-Laws, Trustees shall be elected at regular annual meetings of the members. Nominations for the office of Trustee shall be made before voting for that office commences. Votes for persons not so nominated shall be disregarded. The election of each Trustee shall be by a plurality of the votes cast for the office. In the event the members fail to elect nominees to fill all of the offices to be elected, then the Board of Trustees shall have the authority to choose qualified persons to fill such office or offices by appointment as provided in Section 1(e) of this
Article II.

     (d) TERM OF OFFICE OF ELECTED TRUSTEE. The term of office of each elected Trustee shall be to such of the next three regular annual meetings of the members as is stated in his or her nomination, or, if none is stated, to the third such meeting following the date of his or her election, or until his or her earlier death, resignation or removal. No Trustee shall be elected to the Board for a term of office which extends beyond the annual meeting of members which coincides with or next follows his or her seventieth birthday.

     (e) APPOINTMENT BY THE BOARD. If the office of any Trustee is not filled by the members at a regular annual meeting of members, a majority of the Trustees may choose a person to fill that office. If the office of any Trustee becomes vacant for any reason, a majority of the remaining Trustees may choose a successor. Each Trustee so chosen shall hold office until the next regular annual meeting of the members. Not more than one-third of the maximum number of Trustees may be so chosen by the Board between regular annual meetings of the members.

     Section 2. MEETINGS OF THE BOARD. Meetings of the Board of Trustees shall be as follows:

     (a) PLACE OF MEETINGS. Meetings of the Board may be held either within or without the State of Minnesota.

     (b) REGULAR MEETINGS. Regular meetings of the Board shall be held at such times and places as are fixed from time to time by resolution of the Board. Notice need not be given of those regular meetings of the Board held at the times and places fixed by resolution, nor need notice be given of adjourned meetings. If either or both the time or place of a regular meeting are other than that fixed by resolution, a telephonic or written notice shall be given to each Trustee not less than twenty-four hours prior to the time of that regular meeting.

     (c) SPECIAL MEETINGS. Special meetings of the Board may be held at any time upon call either of the Chair of the Board, or of the Chief Executive Officer, or upon written request of any three or more Trustees. Except as otherwise provided, notice of a special meeting shall be given to each Trustee either in writing or by telephone. Notice of at least seventy-two hours prior to the meeting time is required if written notice is deposited in the United States mail in the City of Saint Paul. Notice of at least twenty-four hours prior to the meeting time is required if written notice is left at either the place of business or residence of each Trustee. Notice of at least six hours prior to the meeting time is required if all Trustees are personally either served with a written notice or contacted by telephone. Notice need not be given to the Trustees of adjourned special meetings. Also, special meetings may be held at any time without notice if all of the Trustees are present, or if, before the meeting, those not present waive such notice in writing. Notice of a special meeting shall state the purpose of the meeting.

     (d) NOTICE. All notices of meetings of the Board required to be given under these By-Laws shall be given either by the person or persons who called the meeting, or by the Secretary, or, in his or her absence, by an Assistant Secretary.

     (e) QUORUM. A majority of the Trustees shall constitute a quorum for the transaction of business at any meeting of the Board. In the absence of a quorum, those Trustees present may adjourn the meeting from time to time until a quorum shall be present. Except as otherwise provided in these By-Laws, the acts of a majority of the Trustees present at any meeting at which a quorum is present shall be the acts of the Board. The Trustees present at a duly called or held meeting at which a quorum is present, may continue to transact business until adjournment, even though Trustee(s) may have left the meeting so that less than a quorum is present at the meeting.

     (f) ACTION WITHOUT MEETING. Any action which may be taken at a meeting of the Board may be taken without a meeting if a consent in writing, setting forth the actions to be taken, shall be signed by all of the Trustees. The action so taken shall be effective on the date on which the last signature is placed on the writing or writings, or on such earlier effective date as is stated in the writing.

     Section 3. REMOVAL. A member of the Board of Trustees who fails to meet the standards set by the Board for Board members, or who is deemed by the remaining members of the Board to be untrustworthy, or incapable by reason of total and permanent disability of fulfilling the duties of his or her office, may be removed from office by the unanimous vote of the remaining Trustees then in office.

     Section 4. CHAIR OF THE BOARD. The Board of Trustees shall elect annually from among its members a Chair of the Board. The Chair of the Board shall continue to serve at the will and pleasure of the Board, for the term of his or her election or until his or her prior death, resignation, or removal from the
Board.   The Chair of the Board shall preside at meetings of the members, of the
Board and of the Executive Committee. In addition, the Chair shall have such other powers, duties and responsibilities as may be determined and assigned by the Board or these By-Laws.

     Section 5. COMPENSATION. Except as provided in this Section, Trustees shall be entitled to reasonable compensation for their services, and to reimbursement for reasonable expenses incurred, as Trustees and as members of committees of the Board. The amount of compensation shall be set from time to time by resolution of the Board of Trustees. Except as otherwise expressly provided by the Board, no such compensation or reimbursement shall be paid to an officer of the Company who also serves as a Trustee. Any Trustee receiving compensation under this Section shall not be barred from serving the Company in a non-officer capacity and receiving reasonable compensation for such other services.

                                   ARTICLE III

                             COMMITTEES OF THE BOARD

     Section 1. STANDING AND OTHER COMMITTEES OF THE BOARD. The Board of Trustees shall have the following committees:

     (a) CREATION OF COMMITTEES. The following designated standing committees of the Board are hereby authorized and created: Audit, Corporate Governance and Public Affairs, Executive, Investment, and Personnel and Compensation. In addition, the Board is authorized to create any other committee or committees of the Board as the Board from time to time deems necessary. The name, duration and duties of each other committee and the number of members thereof shall be as prescribed in the action creating the committee.

     (b) APPOINTMENTS. Except as provided in Section 4 of this Article III, the members of each standing Board committee shall consist of those Trustees appointed by the Board of Trustees. Each Trustee appointed to a Board committee shall continue to serve on that committee at the will and pleasure of the Board for the period specified in his or her appointment or until his or her earlier death, resignation or removal.

     (c) QUALIFICATIONS. Each Trustee is qualified to be appointed and successively reappointed to one or more committees, except that a Trustee who also acts as an officer or employee of the Company shall not serve as a member of the Audit Committee.

     (d) COMMITTEE CHAIRS. The Board shall appoint one of the members of each of the Board committees, except the Executive Committee, to chair that committee and, in its discretion, may also appoint one of the members of each of the committees to serve as a vice chair of that committee. If neither the committee chair nor the committee vice chair is present at a meeting of a committee, the committee members present at that committee meeting shall elect another committee member to chair that meeting.

     (e) MEETINGS. Each committee shall meet at such times as the chair of that committee may designate or as a majority of that committee may determine, subject to a minimum of not less than two meetings per calendar year, except that the Executive Committee is not subject to a minimum number of meetings requirement.

     (f) QUORUM. A majority of each Board committee shall constitute a quorum at each meeting of that committee. At any meeting of a committee at which a quorum is present, the committee may continue to transact business until adjournment, even though committee member(s) may have left the meeting so that less than a quorum is present at the meeting. If a quorum is not present for a committee meeting, the chair of that committee may request the Board to appoint a sufficient number of other Trustees to serve as members of the committee only for that meeting, so as to obtain a quorum. If the Board makes the requested appointments, any action so taken at the committee meeting shall be valid and binding.

     (g) VACANCIES. In the case of the death, resignation or removal of a member of a committee, the Board may appoint another Trustee to fill the vacancy so created on that committee for the balance of the unexpired appointment. The appointment shall be subject to the qualifications set forth for that committee.

     (h) MINUTES AND REPORTS. Each committee shall keep a written record of its acts and proceedings and shall submit that record to the Board of Trustees at a regular meeting of the Board and at such other times as requested by the Board or when a majority of the committee deems it desirable to do so. Failure to submit a record will not, however, invalidate any action taken by the committee prior to the time the record of the action was, or should have been submitted to the Board. The minutes of the Corporate Governance and Public Affairs, Executive, and Personnel and Compensation Committees shall be recorded by the Secretary. The minutes of each of the other committees shall be recorded by the person designated by the chair of that committee.

     Section 2. AUDIT COMMITTEE. The Audit Committee shall consist of not fewer than four non-management Trustees and shall have the following powers and duties:

     (a) Annually recommend to the Board a firm of independent certified public accountants to audit the Company's books, records and accounts.

     (b) Approve the scope of audits to be conducted by the independent certified public accountants, taking into account the principal risks inherent in the Company's business and the recommendations from the independent accountants as to scope of audit.

     (c) Review all recommendations made by the independent certified public accountants in their audit reports to the Board.

     (d) Approve the scope of audits to be conducted by the Company's internal auditors and review the reports of those audits.

     (e) Review the reports which result from the examinations of the Company conducted by state insurance authorities.

     (f)  Review corporate litigation involving extra-contractual damages.

     (g) Periodically review the Company's plans for data security and disaster recovery.

     (h) Advise the Board of the results of Committee reviews and recommendations resulting therefrom.

     Section 3. CORPORATE GOVERNANCE AND PUBLIC AFFAIRS COMMITTEE. The Corporate Governance and Public Affairs Committee shall consist of not fewer than four Trustees and shall have the following powers and duties:

     (a)  Annually review the size and composition of the Board.

     (b) Periodically develop and recommend to the Board the standards to be met by persons selected for nomination to the Board.

     (c) Prior to the annual meeting of members each year, recommend to the Board a slate of persons to be nominated to serve on the Board for whom the Company should solicit proxies.

     (d) On the recommendation of the Chair of the Board or the Chief Executive Officer, review the ongoing affiliation with the Board of any member who fails to meet the standards set by the Board for Board members, or who is deemed by the remaining members of the Board to be untrustworthy, or incapable by reason of total and permanent disability of fulfilling the duties of his or her office.

     (e)  Periodically, review the powers and duties of Board committees.

     (f) Annually review and approve the methods and levels of compensation for members of the Board, including but not limited to benefit plans and compensation deferral plans; and review and make changes in the method and timing of benefits for individuals covered under any such plans in accordance with the terms of such plans.

     (g)  Annually review and approve the contributions policy.

     (h)  Annually review Company contributions to be made to the foundation.

     (i)  Review Company's code of ethics and conflict of interest disclosures.

     (j) Review Company policy on major issues in areas of social responsibility and public affairs, including such matters as voting and solicitation of proxies, "social purpose" investments, and other like matters as may properly come before it.

     (k)  Periodically review Company by-laws.

     (l) Advise the Board of the results of Committee reviews and recommendations resulting therefrom.

     Section 4. EXECUTIVE COMMITTEE. The Executive Committee shall consist of the Chairs of the other standing Board committees and the Chair of the Board and, in the interim between meetings of the Board, shall have and exercise all of the powers and authority of the Board (including the determination of whether a person is entitled to indemnification under Article VI of these By-Laws as required by Section 300.083, Subdivision 6(b) of Minnesota Statutes, as amended from time to time), except the Committee shall not:

     (a)  alter or amend the By-Laws;

     (b)  make appointments to the Board of Trustees;

     (c) elect, appoint or terminate the Chairman of the Board, Chief Executive Officer, President, any Vice President, Secretary, or Treasurer.

     Section 5. INVESTMENT COMMITTEE. The Investment Committee shall consist of not fewer than four Trustees and shall have the following powers and duties which shall be exercised not less than once every twelve months:

     (a) Review the written investment policy for Company investments, the procedures for the valuation of real estate owned by the Company and commercial loans held by the Company, recommend changes thereto, and submit to the Board for its approval and adoption the policy and procedures for the ensuing twelve months.

     (b) Review all investments, except policy loans, of Company funds, including their acquisition and sale and report findings to the Board.

     (c)  Furnish the Board with summaries of investment transactions.

     (d) Review compliance with the written investment policy and valuation procedures and submit findings to the Board.

     Section 6. PERSONNEL AND COMPENSATION COMMITTEE. The Personnel and Compensation Committee shall consist of not fewer than four Trustees and shall have the following powers and duties:

     (a) For senior management, annually review performance and total compensation, including salary, bonus plans, employee benefits and perquisites. Senior management is defined as Chief Executive Officer, Chief Operating Officer, President and all vice presidents. Approve and report to the Board for ratification total compensation for the Chief Executive

Officer, President and Chief Operating Officer. Approve total compensation for the vice presidents.

     (b) Review qualifications of candidates for election as officers of the Company. Recommend to the Board for approval officer candidates for the positions of Chief Executive Officer, Chief Operating Officer, President, all vice presidents, controller, secretary, treasurer, assistant secretary and assistant treasurer.

     (c) Periodically review succession plans for Chief Executive Officer, Chief Operating Officer and senior vice presidents.

     (d) Review and report to the Board organization changes that have significant Company and business impact.

     (e) Review and approve special employment or compensation contracts for active, retired or terminated employees.

     (f)  Annually review and approve salary policies for Company employees.

     (g) Annually review and recommend to the Board a PSP distribution to covered employees.

     (h) Periodically review and approve changes to compensation deferral plans for officers and employees, including the designation of plan trustees and plan administrators. Review and make changes in the method of timing of benefits for individuals covered under any of said plans in accordance with the terms of said plans. Annually determine and approve the interest crediting rates for amounts held under deferred compensation plans for officers, employees and Trustees and make any other determination necessary or advisable in the administration of those plans.

     (i)  Periodically review and approve major changes to benefit plans.

     (j) Annually review programs and progress made for developing diversity at all levels of the Company and submit findings to the Board.


                                   ARTICLE IV

                                    OFFICERS

     Section 1. NUMBER. The officers of the Company shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, an Actuary, a Controller, a Secretary, and one or more Assistant Secretaries. In addition, there may be such other officers as the Board of Trustees from time to time may deem necessary. One individual may hold two or more offices, except that of President and Secretary.

     Section 2. ELECTION. Officers shall be elected or appointed by the Board of Trustees.

     Section 3. TERM OF OFFICE. Each officer shall serve for the term stated in his or her election or appointment or until his or her earlier death, resignation or removal.

     Section 4. REMOVAL. Any officer may be removed from office, with or without cause, at any time by the affirmative vote of the majority of the Board of Trustees then in office.

     Section 5. VACANCIES. Any vacancy in any office from any cause may be filled by the Board of Trustees at its next meeting.

     Section 6. DUTIES OF OFFICERS. The duties of the officers shall be as follows:

     (a) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general active management of the business of the Company and, in the absence of the Chair of the Board, shall preside at all meetings of the members and the Board of Trustees, and shall see that all orders and resolutions of the Board are carried into effect. Except where, by law, the signature of the President is required, the Chief Executive Officer shall possess the same power as the President to sign and execute all authorized certificates, contracts, bonds, and other obligations of the Company.

     (b) PRESIDENT. The President, in the absence of the Chair of the Board and the Chief Executive Officer, shall preside at all meetings of the members and the Board of Trustees. The President shall be the chief administrative officer of the Company and shall have the power to sign and execute all authorized certificates, contracts, bonds, and other obligations of the Company. The President also shall perform such other duties as are incident to the office or are properly required of him or her by the Board or the Chief Executive Officer.

     (c) VICE PRESIDENTS. Each Vice President will perform those duties as from time to time may be assigned by the Chief Executive Officer. In the absence of the President, a Vice President designated by the Board of Trustees shall perform the duties of the President. A Vice President shall have the power to sign and execute all authorized certificates, contracts, bonds and other obligations of the Company. One or more of the Vice Presidents may be entitled Executive Vice President, Senior Vice President, Vice President, Second Vice President, Group Vice President, Assistant Vice President, or such other variation thereof as may be designated by the Board.

     (d) SECRETARY. The Secretary shall give notice and keep the minutes of all meetings of the members, the Board of Trustees, the Corporate Governance and Public Affairs Committee, the Executive Committee and the Personnel and Compensation Committees and shall give and serve all notices of the Company.
The Secretary or an Assistant Secretary shall have the power to sign with the Chief Executive Officer, President, or any Vice President in the name of the Company all authorized certificates, contracts, bonds, or other obligations of the company and may affix the Company Seal thereto. The Secretary shall have charge and custody of the books and papers of the Company and in general shall perform all duties incident to the office of Secretary, except as otherwise specifically provided in these By-Laws, and such other duties as from time to time may be assigned by the Chief Executive Officer. If Assistant Secretaries are elected or appointed, they shall have those powers and perform those duties as from time to time may be assigned to them by the Chief Executive Officer and, in the absence of the Secretary, one of them shall perform the duties of the Secretary.

     (e) TREASURER. The Treasurer shall have those powers and shall perform those duties as from time to time may be assigned by the Chief Executive Officer. If Assistant Treasurers are elected or appointed, they shall have those powers and perform those duties as from time to time may be assigned to them by the Chief Executive Officer and, in the absence of the Treasurer, one of them shall perform the duties of the Treasurer.

     (f) CONTROLLER. The Controller shall have those powers and shall perform those duties as from time to time may be assigned by the Chief Executive Officer.

     (g) ACTUARY. The Actuary shall have those powers and shall perform those duties as from time to time may be assigned by the Chief Executive Officer.

     (h) OTHER OFFICERS. Other officers elected or appointed by the Board of Trustees shall have those powers and perform those duties as from time to time may be assigned by the Chief Executive Officer.

     Section 7. ABSENCE OR DISABILITY. In the case of the absence or disability of any officer of the Company or of any person authorized to act in his or her place during such period of absence or disability, the Board of Trustees from time to time may delegate the powers and duties of such officer to any other officer, or any Trustee, or any other person whom they may select.

                                    ARTICLE V

                      DISPOSITION OF FUNDS AND INVESTMENTS

     Section 1. FUNDS AND INVESTMENTS. All funds and investments of the Company shall be held in the name of "The Minnesota Mutual Life Insurance Company" or its nominee or as otherwise provided in accordance with applicable Minnesota Statutes, as amended from time to time. In no event shall any funds or investments be held in the name of any individual who is an officer or employee of the Company.

     Section 2. DEPOSITS. The Board of Trustees shall designate those banks and financial institutions in which Company funds shall be deposited. The Board by separate resolution also shall designate the persons authorized to withdraw or transfer funds held in those accounts. No funds shall be withdrawn or transferred from those accounts except upon the authorization of the person or persons so authorized.

                                   ARTICLE VI

                                 INDEMNIFICATION

     Section 1. TRUSTEES AND OFFICERS. To the fullest extent permitted by applicable Minnesota Statutes, as amended from time to time, the Company shall indemnify each person (and the legal representatives of the person) who has been, or is, a Trustee or officer of the Company. This indemnification shall extend to all judgments, penalties, and fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney's fees and disbursements incurred by the person in connection with the defense of a threatened, pending, or completed claim, action, suit or other proceeding, whether it be civil, criminal, administrative, arbitration, or investigative proceeding. This shall include any proceeding by or in the right of the Company, in which the person becomes involved as a party or otherwise by reason of his or her being or having been a Trustee or officer of the Company or who, while a Trustee or officer of the Company, is or was serving at the request of the Company or whose duties in that position involve or involved service as a director, officer, partner, trustee, employee, or agent of another organization or of an employee benefit plan. However, indemnification for appeals from any determination in a proceeding shall be subject to prior approval of the Board by Trustees.

     Section 2. EMPLOYEES AND AGENTS. Subject to the provisions of applicable Minnesota Statutes, as amended from time to time, the Board of Trustees may, but need not, decide to indemnify a person (and the legal representatives of the person), other than a Trustee or officer, who has been or is an employee or agent of the Company. The indemnification, if any, shall extend to all judgments, penalties, and fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney's fees and disbursements incurred by the person in connection with the defense of a threatened, pending, or completed claim, action, suit or other proceeding, whether it be civil, criminal, administrative, arbitration, or investigative proceeding. This shall include any proceeding by or in the right of the Company, in which the person becomes involved as a party or otherwise by reason of his or her being or having been an employee or agent of the Company or who, while an employee or agent of the Company, is or was serving at the request of the Company or whose duties in that position involve or involved service as a director, officer, partner, trustee, employee or agent of another organization or of an employee benefit plan. Also, indemnification for appeals from any determination in a proceeding, where indemnification was previously granted by the Board, shall be subject to prior approval by the Board.

     Section 3. INSURANCE. The Board of Trustees may authorize the purchase and maintenance of such form or forms of insurance as the Board may deem necessary or prudent to indemnify the Company and/or those persons who have been, are or may be Trustees, officers, employees, or agents of the Company, or who, while a Trustee, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another organization or of an employee benefit plan against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the Company would have been required to indemnify the person against the liability under the provisions of this Article VI or under applicable Minnesota Statutes, as amended from time to time.

     Section 4. OTHER INDEMNIFICATION PERMITTED. Nothing contained in this Article shall affect the rights to indemnification to which Company personnel other than Trustees and officers may be entitled by contract or otherwise under law.

                                   ARTICLE VII
                                 CORPORATE SEAL

     The corporate seal of this Company shall be the words "Corporate Seal" encircled with the words "The Minnesota Mutual Life Insurance Company".

                                  ARTICLE VIII

                                   AMENDMENTS

     By the affirmative vote of a majority of the Board of Trustees, these By-Laws, or any part thereof, may be amended, repealed, or abrogated.